                                                               Exhibit 16.1

March 4, 2005

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Skyway Communications Holdings Corp.

Dear Sirs/Madams:

We have read the statements in Item 4 of Form 8-K of Skyway Communications
Holdings Corp. dated March 4, 2005. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/  Stark Winter Schenkein & Co., LLP